Exhibit 10.18

Contract No.:

Technology Development (Entrustment) Contract

Project Description: Development of CloudBag Software System V2.0

Entrusting Party (Party A): World Publishing Shanghai Corporation Limited

Entrusted Party (Party B): Beijing Huaxia Dadi Distance Education Network Service Co., Ltd.

Effective Date: November 24, 2017

Expiry Date: November 24, 2021

Printed by the Ministry of Science and Technology of the People´s Republic of China

Instructions

I. This Contract is the model text of the Technical Development (Entrustment) Contract printed by the Ministry of Science and Technology of the People´s Republic of China, and the technical contract certification and registration agencies may recommend the parties to a technical contract to use this Contract mutatis mutandis.

II. The contract is applicable to the technology development contract according to which one Party entrusts the other Party to carry out the research and development of new technology, product, process or material and its system.

III. Several signers for one Party may be arrayed as joint consigners or joint consignees under the column of “Entrusting Party” or “Entrusted Party” (in attached sheets) in accordance with their respective functions in the contract.

IV. Any matter not covered by the Contract may be agreed by the Parties concerned in an attached sheet which constitutes an integral part of the Contract.

V. Any clause not applicable to the Contract shall be filled in with “N/A” by the Parties concerned.

Technology Development (Entrustment) Contract

Entrusting Party (Party A): World Publishing Shanghai Corporation Limited

Domicile: 9-10/F, No. 88 Guangzhong Road, Shanghai

Legal Representative: Lu Qi

Contact: Zhang Yi

Contact Information:

Address: 9-10/F, No. 88 Guangzhong Road, Shanghai

Tel: 021-36357951 Fax: 021- 36357920

E-mail:

Entrusted Party (Party B): Beijing Huaxia Dadi Distance Education Network Service Co., Ltd.

Domicile: Room 505, 5/F, Tower B, Jingkai Mansion, No.1, North Disheng Street, Economic and Technological Development Area, Beijing

Legal Representative: Yu Yang

Contact Information:

Address: Beijing Huaxia Dadi Distance Education Network Service Co., Ltd., Room 505, 5/F, Tower B, Jingkai Mansion, No.1, North Disheng Street, Economic and Technological Development Area, Beijing

Tel: 010-57925018 Fax: 010-57925018

Email:

According to the Contract, Party A will entrust Party B to perform the research and development of the CloudBag Software System V2.0 and shall pay the R&D funds and remuneration to Party B, and Party B will accept the said R&D. Party A and Party B have reached the following agreement for mutual compliance in accordance with the Contract Law of the People's Republic of China through equal consultation and on the basis of faithfully and fully expressing their respective will.

Article 1 The technical objectives in this Contract shall include:

(1) Completing the development of the big education data LRS management system in the CloudBag;

(2) Completing the development of the initializing tool system in the CloudBag;

(3) Optimizing and improving the Teaching On Command system in the CloudBag vl.O;

(4) Completing the development of the homework system in the CloudBag;

(5) Completing the development of the parent dashboard system in the CloudBag;

(6) Completing the development of the academic performance analysis system in the CloudBag;

(7) Completing the development of the student knowledge map system in the CloudBag;

(8) Completing the development of the student learning situation analysis system in the CloudBag;

(9) Completing the development of the learning warning system in the CloudBag;

(10) Completing the development of the system for comprehensive analysis of class learning situation in the CloudBag;

(11) Completing the development of the primary school version features and interface customization in the CloudBag;

(12) Completing the development of the high school version features and interface customization in the CloudBag;

Article 2 The technical contents based on the technical objectives in Article 1 are set forth below:

(1) The big education data LRS management system in the CloudBag shall have the following functions:

a. Define standard data format syntax according to technical specifications for xAPI learning;

b. Establish LRS database (learning record base) and form semantic tag library of each dimension under learning scenario, including time, space, device and event dimensions.

c. Call the xAPI interface and log to the LRS system when the learners produce learning behavior in the system;

d. Establish a panoramic model for learners' learning and growth through the LRS system.

(2) The initializing tool system in the CloudBag shall have the following functions:

a. Provide standard school data initialization templates;

b. Support the batch establishment and import of school, class, curriculum, teacher and student data;

c. Support the selection of resources from the general base and batch the resources to the school platform;

d. Support the batch grant of account role permissions and realize unified management.

(3) The Teaching On Command system in the CloudBag shall have the following functions:

a. Support more than 10 common courseware resource formats, including the courseware, test paper, test questions and pictures, video, audio, animation, text, e-books and many other formats;

b. Transcode the resources into standard format in the background after the resources are uploaded by the teacher;

c. Support the online preview and playback of resources in standard format.

(4) The homework system in the CloudBag shall have the following functions:

a. Support teachers to publish homework on the web or mobile terminal;

b. Support teachers to release individual or group homework and set the deadline for completion;

c. Support teachers to check homework completion by students and send back the correction results, answers and analysis to students;

d. Support teachers to comment on the whole class or a particular student;

e. Support students to complete their homework on mobile terminal;

f. Support students to view the correction results, answers and analysis sent by the teacher.

(5) The parent dashboard system in the CloudBag shall have the following functions:

a. Support the opening of parent account bound with student account;

b. Support parents to check their children's learning status, including class performance, homework completion, test results, etc.;

c. Support parents to receive and view the announcements and notices sent by teachers in class

d. Support parents to chat with teachers online.

(6) The academic performance analysis system in the CloudBag shall have the following functions:

a. Support teachers to import student scores in the form of template sheets or other forms, and to save and inquire the grades of classes and subjects;

b. Support to import the data of entrance examination for secondary school or college data of region, school and grade for comparative analysis;

c. Support the basic analysis of performance indicators, including the total scores, ranking, average scores, standard scores, excellence rate, pass rate, standard difference and other standard analysis;

d. Support the analysis of student knowledge capability and cognitive process capability based on the project response theory and education goal classification theory;

e. Automatically generate test analysis report, subject diagnosis and evaluation report and the individual diagnosis report of the student.

(7) The student knowledge map system in the CloudBag shall have the following functions:

a. Create a personal knowledge map for each student based on the learning statistics in the LRS system;

b. Support students to understand personal knowledge by viewing the “traffic light” status in the knowledge map

c. Support the system to automatically push learning materials and test questions according to the weak points of different student knowledge;

d. Support teachers to view the knowledge map of all students in the class, and customize personalized learning materials and test questions for students in the map nodes.

(8) The student learning situation analysis system in the CloudBag shall have the following functions:

a. Provide the analysis support of "teaching based on learning" for teachers in the nodes of lesson preparation;

b. Support to push teaching resources matching the chapter knowledge points for teachers on business nodes;

c. Support to analyze the students' independent learning on the nodes, based on data such as the length of courseware viewing and interaction frequency;

d. Support to recommend questions with the highest error rates on the nodes, based on the correct rate of student homework and exams;

e. Support the semantic analysis based on the discussions in the student question answering area on the nodes and support to extract hot discussion keywords;

f. Support to understand student interests in learning on the nodes, based on the student viewing and downloading and the resources ranking.

(9) The learning warning system in the CloudBag shall have the following functions:

a. Support to give learning warning from the dimension of student learning and mastering of knowledge;

b. Support to give learning warning from the dimension of student effort level;

c. Support to give learning warning from the dimension of student learning path;

d. Support to give learning warning from the dimension of student activity level;

e. Support to give learning warning from the dimension of student class performance.

(10) The system for comprehensive analysis of class learning situation in the CloudBag shall have the following functions:

a. Support the classroom performance analysis and support to record the process data of each lesson and analyze the class teaching process, teaching activities and classroom performance;

b. Support the homework analysis and the statistics and analysis of the overall class homework completion and homework quality;

c. Support the analysis of examination situation and the statistics and analysis of overall class examination results, the accuracy of the examination results, as well as the overall examination results of students;

d. Support the platform usage analysis and the statistics and analysis of students' online time, activity and learning habits, etc.

e. Support the overall analysis of the class and the individual analysis of students and support the comparison of the learning situation of students with that of the class.

(11) The customization of primary school version interface in the CloudBag shall comply with the following principles:

a. Customize the primary school version interface based on the psychological and cognitive characteristics of users aged 7-12 years;

b. Achieve interface design imaging and symbolic visualization by using graphic elements with simple, intuitive and representational features;

c. Stimulate the enthusiasm and participation of users in learning by virtue of scenarized and interesting interface design;

d. Focus on feedback of interactive design and give appropriate voice prompt and use encouraging language;

e. Simplify the page hierarchy and achieve simple and natural page switching with consistent style.

(12) The customization of high school version interface in the CloudBag shall comply with the following principles:

a. Customize high school version interface based on the psychological and cognitive characteristics of users aged 16-18;

b. Satisfy the principle of simplicity, achieve concise and reasonable navigation, concise and clear content and agile and smooth operation, and give helps and feedback;

c. Meet the consistency principle and achieve reasonable layout, prominent focus, harmonious color use and unified style.

3. Technical methods and routes: the server uses the Java EE technology system, while the client is based on the B/S mode and Android system development.

Article 3 Party B shall submit the R&D plan to Party A within 10 working days upon the validation of the Contract. The R&D plan shall include the following major contents:

1. Specification of the products required;

2. Project team members and division of work;

3. Arrangement of regular meeting and minutes of meeting;

4. Project schedule.

Article 4 Party B shall complete the research and development work according to the following schedule:

1. Complete the technical contents specified by Items (1), (2), (3) and (4) of Paragraph 2 in Article 2 before January 15, 2018;

2. Complete the technical contents specified by Items (5), (6), (7) and (8) of Paragraph 2 in Article 2 before February 25, 2018;

3. Complete the technical contents specified by Items (9), (10), (11) and (12) of Paragraph 2 in Article 2 before March 25, 2018;

4. Complete the system performance test and problem modification before April 1, 2018;

5. Complete the delivery of products before April 10, 2018.

Article 5 The technical data to be provided by Party A for Party B and the cooperation matters are set forth as follows:

1. List of technical materials: Description of the Project Requirements.

2. Time and mode of provision: within 10 working days after the Contract is signed.

3. Other cooperation matters: N/A.

After the performance of this Contract, the materials above shall be returned to Party A for sealing up.

Article 6 Party A shall pay the research and development funds and remuneration in the following ways:

1. The total amount of the research and development funds and remuneration shall be CNY FIVE MILLION FIVE HUNDRED AND THIRTY NINE THOUSAND (in figures, CNY 5,539,000.00).

2. The research and development funds shall be paid by Party A to Party B in three installments in the ways and time specified as follows:

(1) Within thirty working days after the Contract is signed, Party A shall pay Party B the project funds of CNY FIVE HUNDRED AND THIRTY NINE THOUSAND (in figures, CNY 539,000.00);

(2) After the Contract is signed and within five working days after Party B has delivered the technical contents specified in Items (1)-(6) of Paragraph 2 of Article 2 and submitted the same to Party A according to the specification mentioned in Article 1, Party A shall pay Party B the project funds of CNY TWO MILLION and FIVE HUNDRED THOUSAND (in figures, CNY 2,500,000.00);

(3) After the Contract is signed and within five working days after Party B has delivered the technical contents specified in Items (7)-(12) of Paragraph 2 of Article 2 and submitted the same to Party A according to the specification mentioned in Article 1, Party A shall pay to Party B the project funds of CNY TWO MILLION and FIVE HUNDRED THOUSAND (in figures, CNY 2,500,000.00);

3. Name and account number of Party B’s bank of deposit are as follows:

Account Name: Beijing Huaxia Dadi Distance Education Network Service Co., Ltd.

Bank of Deposit: Industrial and Commercial Bank of China, Beijing Economic and Technological Development Area North Hongda Road Sub-branch

Account No.: 0200059019200028622

Article 7 The funds for research and development under the Contract shall be used by Party B as development fees. Party A shall have the right to examine Party B's research and development work and the use of research and development funds through written letters or by e-mail, but shall not impede the normal work of Party B.

Article 8 Any changes to the Contract must be agreed by both Parties and determined in written form. However, in case of one of the following circumstances, one Party may request the other Party to change its rights and obligations hereunder, and the other Party shall reply within 7 working days; if it fails to do so, it shall be deemed to be agreed:

1. N/A;

2. 2.

Article 9 Without the consent of Party A, Party B shall not assign any part or all of the research and development work hereunder to any third party. However, Party B may assign any part or all of the research and development work hereunder to any third party without the consent of Party A.

1. N/A;

2. 2.

The specific research and development work that may be assigned by Party B includes: N/A.

Article 10 During the performance of the Contract, if any Party or both Party incurred any loss due to the partial or entire failure of the research and development work caused by the insurmountable technical difficulties under existing technical level and conditions, the parties shall bear the risk of loss as agreed as follows: Party B shall return the corresponding development fees it has received.

The Parties acknowledge that the technical risks of the project hereunder are identified in writing by the Parties through consultation. The basic contents of the technical risk identification shall include the existence, scope, extent and degree of loss of the technical risk. The basic conditions for identifying technical risks include:

1. There exist certain difficulties in the project under the existing technical conditions;

2. Party B has no subjective fault and the failure of research and development is identified as reasonable.

If any Party discovers that there exists any technical risk that may cause the partial or entire failure of the research and development, it shall notify the other Party within 7 working days and take appropriate measures to reduce the losses. If the losses are enlarged due to its failure to notify the other Party or to take appropriate measures, it shall be liable for the enlarged losses.

Article 11 If, during the performance of the Contract, the technology under development has been disclosed by other persons (including the disclosure of the technology in the form of patent), one Party shall, within 7 working days, notify the other Party to terminate the Contract. If any Party fails to notify the other Party and thus causes losses to the other Party, the other Party shall have the right to claim compensation.

Article 12 The Parties acknowledge that they shall fulfill the following confidentiality obligations:

Party A:

1. Confidential contents (including technology and business information): The technical materials and secrets obtained from Party B in the process of cooperation, as well as other information disclosure of which may damage Party B's interests.

2. The scope of secret-related personnel: Party A's project team members participating in this project and other personnel aware of the content and progress of the technical development project hereunder due to their duty behavior.

3. Confidentiality period: Five years after the Contract is signed.

4. Liability for disclosure of confidential information: Party A shall compensate for Party B's economic losses caused by Party A's disclosure of the said confidential information, including the direct and consequential losses and attorney’s fees.

Party B:

1. Confidential contents (including technology and business information): The technical materials and technical secrets obtained from Party A in the process of cooperation, as well as other information disclosure of which may damage Party A's interests.

2. The scope of secrete-related personnel: Party B's project team members participating in this project and other personnel aware of the content and progress of the technical development project hereunder due to their duty behavior.

3. Confidentiality period: Five years after the Contract is signed.

4. Liability for disclosure of confidential information: Party B shall compensate for Party A's economic losses caused by Party B's disclosure of the said confidential information, including the direct and consequential losses and attorney’s fees.

Article 13 Party B shall deliver the research and development achievements to Party A in the following manner:

1. Delivery method and quantity of the research and development achievements: Deliver the source code and source code description of the CloudBag and the instructions for the use of the software in the form of CD.

2. Time and place for the delivery of the research and development achievements: The research and development achievements shall be delivered at the time stipulated in Article 3 at World Publishing Shanghai Corporation Limited.

Article 14 The Parties agree that the acceptance of Party B's research and development achievements shall follow the following standards and methods: The acceptance of the achievements shall be carried out according to the provisions of Article 1 and Article 2. Such achievements shall be approved by Party A and realize the purpose of this Contract and the technical objectives set forth in Article 1 hereof.

Article 15 Party B shall ensure that the research and development achievements delivered by it to Party A shall not infringe upon the legitimate rights and interests of any third party. If any third Party claims that the technologies used by Party A infringe its patents, Party B shall bear all the liabilities therefrom. If Party A suffers losses for this reason, Party B shall compensate Party A in full amount, including but not limited to direct and consequential losses and the attorney’s fees incurred.

Article 16 The Parties agree that the ownership of research and development achievements and relevant intellectual properties during performance of the Contract shall be treated through the 2 method:

(Party A/B/both Parties) has/have the right to apply for patents.

The methods for use of the obtained patents and the allocation of the relevant interests are as follows:

2. They shall be treated as technical secrets. The rights ownership relating to the use and transfer and the interests therefrom shall be treated as follows:

The right to use technical secrets: owned by Party A.

The right to transfer technical secrets: owned by Party A.

The distribution of relevant interests: owned by Party A.

The Parties have reached the following agreement on the ownership of intellectual property rights relating to the Contract:

All intellectual property rights arising from this Contract shall be owned by Party A and Party A shall have the right to possess, use, profit from and dispose of such intellectual property rights in accordance with laws and regulations.

Article 17 Party B shall not transfer arbitrarily the research and development achievements to any third party before or after delivering the same to Party A.

Article 18 Party B's research and development personnel participating in the project hereunder shall have the rights to have their names to be included in the relevant technical achievement documents and to acquire relevant honor certificates and awards.

Article 19 The equipment, apparatuses, materials and other properties purchased by Party B using the research and development funds for the research and development work shall be owned by Party B (Party A, Party B, Both Parties).

Article 20 The Parties agree that Party B shall, after delivering the research and development achievements to Party A, provide Party A's designated personnel with technical guidance and training, or provide technical services relating to the use of the research and development achievements at the request of Party A.

1. Contents of the technical services and guidance: Party B shall provide Party A with free technical support with no increment for the software products during 12 months after the acceptance of the project by Party A.

2. Time and mode: remote service by telephone or field service.

3. Charges and mode of payment: N/A.

Article 21 The Parties agree that any Party which violates the Contract and thus causes the stagnation, delay or failure of the research and development shall bear the liability for breach of contract according to the following provisions:

1. Party A shall pay liquidated damages at 5‰ of the agreed amount of payment if it violates the provisions of Article 6.

2. Party B shall pay liquidated damages at 5‰ of the agreed amount of payment if it violates the provisions of Article 4.

3. Any party's breach of other provisions hereof shall constitute breach of contract and such breaching party shall pay liquidated damages to the non-breaching party, at 25% of the Contract Price; the liquidated damages cannot substitute the losses caused, therefore, in addition to the liquidated damages, the breaching party shall also compensate the other party for the losses caused by its breach of contract, including any direct and consequential losses and attorney’s fees.

Article 22 The Parties agree that Party A has the right to make further improvement with the research and development achievements provided by Party B in accordance with the Contract. The new technical achievements with characteristics of substantive or creative technological progress arising therefrom and the ownership thereof shall be owned by Party A (Party A, Party B, Both Parties). The distribution of relevant interests: N/A.

Party B has the right to make further improvement with the research and development achievements after it has completed the research and development work in accordance with the Contract. The new technical achievements with characteristics of substantive or creative technological progress arising therefrom shall be owned by Party B (Party A, Party B, Both Parties). The distribution of relevant interests:

N/A.

Article 23 The Parties agree that, within the term of the Contract, Party A shall designate Xiong Jia as the contact of Party A, and Party B shall designate Wang Wen as the contact of Party B. The contact persons shall be responsible for:

1. Organizing and convening project seminar with the participation of both Parties;

2. Defining the requirements and specifications of the project together;

3. Confirming the timely payment and allocation of project funds; and

4. Carrying out the acceptance of the project achievements.

If one Party changes its contact person, it shall notify in writing the other Party in timely manner, and, if it fails to do so and thus impact the performance of the Contract or cause any loss, it shall bear the corresponding responsibilities.

Article 24 The Parties agree that either Party may notify the other to terminate the Contract if any of the following conditions occurs, which may make the Contract unnecessary or unable to be fulfilled:

1. Occurrence of any force majeure or technical risks;

2. N/A.

Article 25 Any dispute arising from the performance of the Contract shall be settled through consultation and mediation. If it cannot be settled through consultation or mediation, then it shall be handled through the 2 method:

1. Submit the dispute to Shanghai Arbitration Commission for arbitration;

2. File a lawsuit with the people's court at the place where the technical achievements are delivered according to law.

Article 26 The Contract shall be made in quadruplicate of the same legal effect.

Article 27 The Contract shall come into force after being signed and sealed by both Parties.

Intentionally left blank below.

Signature Page:

Party A: World Publishing Shanghai Corporation Limited (company seal)

Legal representative/entrusted agent:

MMDDYY

Party B: Beijing Huaxia Dadi Distance Education Network Service Co., Ltd. (Company Seal)

Legal representative/entrusted agent:

MMDDYY

Stick stamp tax receipt here:

(Filled in by technology contract registration authority below)

Contract registration number:

1. Applicant:

2. Registration material: (1)

3. Contract type:

4. Contract trading amount:

5. Technology trading amount:

Technology contract registration authority (seal)
Processed by:
MMDDYY